Exhibit 99.1

FOR IMMEDIATE RELEASE	PRESS RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES UPSIZE AND

PRICING OF OFFERING OF 8.75% SENIOR NOTES DUE 2020 BY ITS

SUBSIDIARY CLEAR CHANNEL INTERNATIONAL B.V.

San Antonio, TX, August 9, 2017 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that its indirect, wholly-owned subsidiary, Clear Channel International B.V. (“Clear Channel International”), upsized and priced an offering of $150.0 million aggregate principal amount of additional 8.75% Senior Notes due 2020 (the “Notes”), an upsize of $25.0 million over the amount previously announced.

The Notes will be issued as additional notes under the indenture governing the outstanding $225.0 million in aggregate principal amount of Clear Channel International’s 8.75% Senior Notes due 2020 that were issued on December 16, 2015. The Notes were priced at 104.0% of par, plus accrued and unpaid interest from June 15, 2017. The sale of the Notes is expected to be completed on August 14, 2017, subject to customary closing conditions.

The Notes will be guaranteed by certain of Clear Channel International’s existing and future subsidiaries (collectively, the “Guarantors”). The Company will not guarantee or otherwise assume any liability for the Notes. The Notes will be senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of Clear Channel International, and the guarantees of the Notes will be senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of the Guarantors.

Clear Channel International intends to use the net proceeds of the Notes to make a cash distribution to its parent company, which will transfer the net proceeds to Clear Channel CV (an indirect parent of Clear Channel International and a subsidiary of the Company). Clear Channel CV intends to use the net proceeds it receives for general corporate purposes, including to fund Clear Channel International’s operating expenses and capital expenditures as well as those of its other subsidiaries and its parent entities.

The Notes and the related guarantees are being offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Offers of the Notes are being made only by means of a private offering circular.

About Clear Channel Outdoor Holdings, Inc. and Clear Channel International B.V.

Clear Channel Outdoor Holdings, Inc. is one of the world’s largest outdoor advertising companies with over 585,000 displays in 34 countries across five continents, including 43 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings, Inc. offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers more than 1,100 digital billboards across 27 markets in the United States. Clear Channel International B.V operates in 17 countries across Asia and Europe in a wide variety of formats.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on the Company’s current management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, the anticipated closing and use of proceeds of the offering. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media:

Wendy Goldberg

Executive Vice President, Communications

(212) 377-1105

Investors:

Eileen McLaughlin

Vice President, Investor Relations

(212) 377-1116

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